Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-33708, 333-36556, 333-83934, 333-89052, 333-100337, 333-100399, 333-100400, 333-101041, 333-105060, 333-107191, 333-107776, 333-107777, 333-108560, 333-109593, 333-112783, 333-118687, 333-120548, 333-124318, 333-127727, 333-128186, 333-130928, and 333-133435 on Form S-3 and Nos. 33-34451, 33-53010, 33-65061, 333-06503, 333-06505, 333-06507, 333-06511, 333-90323, 333-31294, 333-55068, 333-61822, 333-62604, 333-74890, 333-96663, 333-104532, 333-104533, 333-105059, 333-107778, 333-112514, 333-115638, 333-115639, 333-126571, 333-126576, 333-141508, 333-144196, and 333-144197 on Form S-8 of our report dated March 15, 2010, relating to the consolidated financial statements of Zix Corporation and subsidiaries and our report dated March 15, 2010, relating to effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Zix Corporation and subsidiaries for the year ended December 31, 2009.
/s/ WHITLEY PENN LLP
Dallas, Texas
March 15, 2010